UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 22, 2019 (December 21, 2018)

EVERTEC, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico (State or other jurisdiction of incorporation or organization)	001-35872 (Commission file number)	66-0783622 (I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico (Address of principal executive offices)		00926 (Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment No. 1”) amends and supplements the Current Report on Form 8-K filed by EVERTEC, Inc. (the “Company”) with the Securities and Exchange Commission on December 28, 2018 (the “Original Form 8-K”), to disclose recent developments related to the EVERTEC Group, LLC Executive Severance Policy (the “Severance Policy”). Other than as specifically set forth in this Amendment No. 1, no other modification to the Original Form 8-K is being made. The information previously reported in or filed with the Original Form 8-K is hereby incorporated by reference into this Amendment No. 1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2018, the Company announced that each named executive officers of the Company other than Morgan M. Schuessler, Jr., President and Chief Executive Officer of the Company, and Philip E. Steurer, Executive Vice President and Chief Operating Officer of the Company, became a party to the Severance Policy.
On February 22, 2019, Mr. Steurer executed the “Acknowledgment of Evertec Group, LLC Executive Severance Policy and Arbitration Agreement,” pursuant to which, among other things, Mr. Steurer agreed that the Severance Policy replaces and supersedes any other severance benefits to which he may become entitled.
The Severance Policy will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: February 25, 2019	By:	/s/ Luis A. Rodríguez
Name: Luis A. Rodríguez
Title: Executive Vice President & General Counsel